Exhibit 6

                        EXERCISE AND CONVERSION AGREEMENT

      THIS EXERCISE AND CONVERSION AGREEMENT is made and entered into as of this 12th day of January, 2006 (the "Agreement") by and among Sentinel Technologies, Inc., a Delaware corporation ("STI"); Sentinel Operating, L.P., a Texas limited partnership and an affiliate of STI ("Sentinel"); Tidel Technologies, Inc., a Delaware corporation (the "Company"); and Laurus Master Fund, Ltd., a Cayman Island company (the "Security Holder"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (defined below).

                                    RECITALS

      A. Prior to or contemporaneously with the execution and delivery of this Agreement, Sentinel, the Company and Tidel Engineering, L.P., a Delaware limited partnership and an affiliate of the Company ("Engineering"), are entering into an Asset Purchase Agreement, dated as of dated the date hereof (the "Purchase Agreement"), which provides that, upon the terms and subject to the conditions set forth therein, Sentinel will purchase the assets of Division from the Company and Engineering (the "Transaction").

      B. In connection with the Transaction, and subject to the terms and conditions of this Agreement, Security Holder has agreed to convert on or prior to the record date (the "Record Date") $5,400,000 (the "Conversion Amount") of the outstanding principal amount of the Note (as hereafter defined) into fully paid and nonassessable shares of the Company's common stock (the "Common Stock") in accordance with the terms of the Note. For purposes hereof, the term "Note" means the Convertible Term Note in the initial principal amount of $6,450,000, dated November 25, 2003 together with an additional $292,987 principal amount added thereto on November 26, 2004, made by the Company in favor of the Seller. For the avoidance of doubt, the parties hereto hereby acknowledge that the Security Holder is not hereby agreeing to exercise any warrants issued by the Company in favor of the Security Holder nor to convert into Common Stock any amounts owing by the Company to the Security Holder under the Convertible Term
Note in the initial principal amount of $600,000 dated November 26, 2004 made by the Company in favor of the Security Holder.

      C. As a condition to their willingness to enter into the Purchase Agreement, Sentinel has requested that the Security Holder enter into this Agreement.

      D. In order to induce Sentinel to enter into the Purchase Agreement, the Security Holder is willing to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                    EXERCISE, CONVERSION AND VOTING AGREEMENT

      1.1. EXERCISE AND CONVERSION AGREEMENT.

      Subject to the satisfaction of the conditions in Section 1.2 of this Agreement, no more than three business days prior to the Record Date, but in any event no later than the Record Date, the Security Holder shall convert into Common Stock an aggregate principal amount of the Note at least equal to the Conversion Amount (pursuant to the terms thereof). The Company agrees that, as of a time immediately prior to the date the Security Holder converts the Conversion Amount of the Note, it shall and does waive, if any, any provision of any agreement, contract, arrangement or document entered into by the Company and any of its affiliates and the Security Holder pursuant to which the Security Holder and any of its affiliates is restricted from converting the Conversion Amount of the Note, but only to the extent required for the Security Holder to convert the Conversion Amount of the Note. Subject to the terms of this Agreement, Company shall give effect to the conversion of the Note in accordance with the terms of the Note. The Company hereby waives any requirement for notice of conversion, if any, set forth in any provision of any agreement, contract, arrangement or document entered into by the Company and any of its affiliates and the Security Holder.

      1.2. CONDITIONS TO EXERCISE OF WARRANTS AND CONVERSION OF NOTES.

      Security Holder shall have no obligation to convert the Conversion Amount of the Note unless:

            (a) the Record Date has been set as no later than January 13, 2006;

            (b) the Security Holder has been notified in writing of the Record Date at least five business days prior to such Record Date;

            (c) the disinterested members of the Board of Directors of the Company shall have approved the convening of a special meeting of the stockholders of the Company for the purpose of approving the Purchase Agreement and the transactions contemplated thereby (the "Meeting") and authorized its directors to deliver a proxy statement (the "Parent Proxy Statement") relating to the Meeting in accordance with Section 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), to its security holders;

            (d) the Security Holder shall have received a fully executed copy of the Purchase Agreement in form and substance as attached hereto as Exhibit A;

            (e) the Security Holder shall have received a fully executed copy of the Voting Agreement, dated as of the date hereof, by and among the Company, STI, Sentinel; Mark K. Levenick; Jerrell G. Clay; Raymond P. Landry; Stephen P. Griggs; Robert D. Peltier; M. Flynt Moreland; and Troy D. Richard (the "Management Voting Agreement");

            (f) the Security Holder shall have received a copy of the fairness opinion to be issued in connection with the transactions contemplated by the

Purchase Agreement in form and substance reasonably satisfactory to the Security Holder, which fairness opinion Security Holder shall be entitled to rely upon;

            (g) the Security Holder shall have received a fully executed copy of the Stock Redemption Agreement, dated as of the date hereof, between the Company and the Security Holder (the "Stock Redemption Agreement"); and

            (h) the Security Holder shall have received a fully executed copy of the Reaffirmation, Ratification and Confirmation Agreement, dated as of the date hereof, from the Company and addressed to the Security Holder acknowledging, ratifying and confirming the matters set forth therein (the "Reaffirmation Agreement").

                                   ARTICLE II
                     REPRESENTATIONS OF THE SECURITY HOLDER

The Security Holder hereby represents to STI and Sentinel as follows:

      2.1. DUE AUTHORIZATION, ETC.

      This Agreement has been duly authorized, executed and delivered by the Security Holder and constitutes the legal, valid and binding obligations of the Security Holder, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) as such obligations are subject to general principles of equity. Security Holder hereby acknowledges that it is the holder of the Note and has not assigned the Note to any other party.

                                  ARTICLE III
          REPRESENTATIONS OF THE COMPANY, ENGINEERING, SENTINEL AND STI

      Each of the  Company,  Engineering,  STI and Sentinel  (collectively,  the
"Undersigned")   hereby   represents  to  the  Security  Holder  as  to  itself,
individually:

      3.1. DUE AUTHORIZATION, ETC.

      This Agreement has been duly authorized, executed and delivered by such Undersigned and constitutes a legal, valid and binding obligation of such Undersigned, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) as such obligations are subject to general principles of equity.

                                   ARTICLE IV
                                    COVENANTS

      4.1. COVENANTS OF THE COMPANY.

            The Company shall:

            (a) set a Record Date that is no later than January 13, 2006;

            (b) notify the Security Holder in writing of the Record Date at least five business days prior to such Record Date;

            (c) have taken, or shall have caused to be taken, all appropriate action on the part of each of the Company, Engineering, STI and Sentinel to effectuate the Transaction and evidence of such actions shall be provided to the reasonable satisfaction of Security Holder;

            (d) the Company shall give effect to the conversion of the Note in accordance with the terms thereof and promptly deliver to the Security Holder stock certificate(s) representing shares of Common Stock in an amount equal to conversion of the Note up to the Conversion Amount (collectively, the "Shares");

            (e) cause its Board of Directors to call the Meeting and authorize its directors to deliver the Parent Proxy Statement relating to the Meeting to its security holders;

            (f) file a preliminary Parent Proxy Statement with the Securities and Exchange Commission in accordance with Section 14 of the Exchange Act;

            (g) mail the definitive Parent Proxy Statement to the stockholders of the Company holding as of the Record Date on or prior to February 28, 2006 (the "Mailing Date"); and

            (h) provide the Security Holder with an affidavit of mailing from the person mailing such definitive Parent Proxy Statement to the stockholders of the Company within two business days of mailing the definitive Parent Proxy Statement.

                                   ARTICLE V
                        REDEMPTION UPON TERMINATION DATE

      5.1. REDEMPTION UPON TERMINATION DATE.

      The Company  hereby  acknowledges  that Security  Holder is converting the
Note in reliance upon the covenants of the Company in Article IV hereof, and therefore agrees that if the Transaction has not been consummated by March 31, 2006 (the "Termination Date"), the Company shall immediately redeem the Shares issued upon conversion of the Note for cash in an amount equal to the sum of the Conversion Amount (the "Redemption Amount"). At any time, on or after March 31, 2006, the Security Holder is hereby authorized to apply the Collateral Deposit (as defined in the Cash Collateral Agreement) to the payment of the Redemption Amount due and owing to Security Holder pursuant to the terms hereof. The Company and Engineering further agree that the Redemption Amount and all other obligations hereunder shall be secured by the collateral granted under each security agreement entered into between the Security Holder and/or the Company, Engineering and any of their affiliates including, without limitation, the Cash Collateral Agreement. The obligations and agreements of any party under this
Section 5.1 shall survive the termination of this Agreement.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1. INDEMNIFICATION.

      Each of the parties hereby indemnifies and holds each other party and its directors, officers, employees, agents and stockholders (collectively, the "Indemnitees") harmless against and in respect of any and all Damages (as defined herein) that any Indemnitee actually suffers or incurs as a result of a breach by such party of any of the representations set forth herein. As used in this Agreement, the term "Damages" shall include, as to any Indemnitee, any loss, damage, injury, liability, charge, cost or expense of any nature actually incurred (including reasonable attorneys' and accountants' fees), paid, suffered or borne by such Indemnitee as a result of a breach by such party of any of the representations set forth herein.

                                  ARTICLE VII
                                  MISCELLANEOUS

      7.1. TERMINATION.

      Subject to Section 5.1 hereof, this Agreement shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the Termination Date;
(ii) the written mutual consent of the parties hereto, (iii) the failure of any party to comply with the conditions set forth in Section 1.2 which such failure shall have not been satisfied or waived by the Security Holder on or prior to the Record Date, or (iv) the Expiration Date (as defined below). No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a notice delivered on or before the date of such termination. As used herein, the "Expiration Date" shall mean the earlier to occur of (a) the occurrence of the closing of the transactions contemplated by the Purchase
Agreement or (b) the termination of the Purchase Agreement according to its terms.

      7.2. FURTHER ASSURANCE.

      From time to time, at the request of another party hereto and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      7.3. CERTAIN EVENTS; SUCCESSORS.

      Each party agrees that this Agreement and each party's obligations hereunder shall be binding upon any person or entity which legally succeeds any party hereto or to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, any party's successors or assigns.

      7.4. NO WAIVER.

      The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      7.5. NOTICE.

      All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the day of transmission if a business day or, if not, the next business day thereafter, if delivered by telecopier (with confirmation of receipt), the next business day if delivered by an internationally recognized overnight courier service, such as Federal Express, or the third business day if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to STI or Sentinel, to:

                  Sentinel Technologies, Inc. or Sentinel Operating, L.P. c/o LLG, LLC
                  9423 Desert Willow Road
                  Highlands Ranch, Colorado  80129
                  Attention:  Jeffrey Galgano, Chief Financial Officer
                  Facsimile:  (303) 734-4733

                  with a copy to:

                  Hensley Kim & Edgington, LLC
                  1660 Lincoln Street
                  Suite 3050
                  Denver, Colorado  80264
                  Attention:   Darren R. Hensley, Esq.
                               John P.J. Kim, Esq.
                  Fax:  (720) 377-0777

                  If to the Company:

                  Tidel Technologies, Inc.
                  2310 McDaniel Drive
                  Carrollton, Texas  75006
                  Attn: Chairman
                  Fax: (972) 241-6229

                  With a copy to :

                  Adam W. Finerman
                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  Park Avenue Tower
                  65 East 55th Street
                  New York, New York  10022
                  (212) 451-2289 phone
                  (212) 451-2222 fax
                  afinerman@olshanlaw.com

                  If to the Security Holder:

                  Laurus Master Fund, Ltd.
                  c/o M&C Corporate Services Limited
                  P.O.  Box 309 GT
                  Ugland House
                  George Town
                  South Church Street
                  Grand Cayman, Cayman Islands
                  Facsimile:  345-949-8080

                  with a copy to:
                  Laurus Capital Management, LLC
                  825 Third Avenue, 14th Floor
                  New York, New York 10022
                  Facsimile: 212-541-4434
                  Attn: John Tucker, Esq.

      7.6. EFFECT OF HEADINGS.

      The Article and Section headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

      7.7. SEVERABILITY.

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      7.8. ENTIRE AGREEMENT.

      This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

      7.9. ASSIGNMENT AND BINDING EFFECT.

      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be void, except that STI may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect subsidiary of STI or to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer if each such assignee, prior to the completion of the assignment, shall have executed and delivered to Security Holder documents assuming the obligations of STI under this Agreement, such documents to be satisfactory to Security Holder in its reasonable discretion and provided further that the Security Holder may assign any or all of its rights, interests and obligations hereunder to any affiliate, member or limited or general partner of the Security Holder if each such assignee, prior to the completion of the assignment, shall have executed and delivered to STI documents assuming the obligations of the Security Holder under this Agreement, such documents to be satisfactory to LLC in its reasonable discretion. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

      7.10. GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of laws.

      7.11. AMENDMENT AND MODIFICATION.

      This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

      7.12. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF.

            (a) The parties hereto acknowledge that STI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to STI upon any such violation, STI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to STI at law or in equity and the other parties hereto hereby waive any requirement for the security or posting of any bond in connection with such enforcement.

            (b) The parties hereto acknowledge that Security Holder will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Security Holder upon any such violation, Security Holder shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Security Holder at law or in equity and the other parties hereto hereby waive any requirement for the security or posting of any bond in connection with such enforcement.

      7.13. COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

                                  * * * * *

      IN WITNESS WHEREOF, STI, Sentinel, the Company and the Security Holder have caused this Agreement to be executed as of the date first written above.


                                    SENTINEL TECHNOLOGIES, INC.

                                    /s/ Raymond P. Landry
                                    -----------------------------------------
                                    By:  Raymond P. Landry
                                    Title:  Chief Executive Officer


                                    SENTINEL OPERATING, L.P.


                                       By:      Sentinel Cash Systems, L.L.C.,
                                                its general partner

                                    /s/ Raymond P. Landry
                                    -----------------------------------------
                                    By:  Raymond P. Landry
                                    Title:  President


                                    TIDEL TECHNOLOGIES, INC.

                                    /s/ Jerrell G. Clay
                                    -----------------------------------------
                                     By: Jerrell G. Clay
                                     Title: Director


                                    LAURUS MASTER FUND, LTD.

                                    /s/ Eugene Grin
                                    -----------------------------------------
                                    By:  Eugene Grin
                                       ---------------------------------------
                                    Title: Director
                                          -----------------------------------

                                    EXHIBIT A

                               PURCHASE AGREEMENT


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                            SENTINEL OPERATING, L.P.


                            TIDEL TECHNOLOGIES, INC.


                                       AND


                             TIDEL ENGINEERING, L.P.


                           DATED AS OF JANUARY__, 2006

SS.1. DEFINITIONS.................................................................................................4
------------------

SS.2. BASIC TRANSACTION..........................................................................................12
------------------------
    (a) Purchase and Sale of Assets..............................................................................12
    --------------------------------
    (b) Assumption of Liabilities................................................................................12
    ------------------------------
    (c) Purchase Price...........................................................................................12
    -------------------
    (d) Closing..................................................................................................12
    ------------
    (e) Deliveries at Closing....................................................................................12
    --------------------------
    (f) Preparation of Final December Balance Sheet..............................................................12
    ------------------------------------------------
    (g) Pre-Closing Cash Adjustment..............................................................................13
    --------------------------------
    (h) Post-Closing Cash Adjustment.............................................................................14
    ---------------------------------
    (i) Purchase Price Allocation................................................................................15
    ------------------------------

SS.3. SELLERS' REPRESENTATIONS AND WARRANTIES....................................................................16
----------------------------------------------
    (a) Organization.............................................................................................16
    -----------------
    (b) Authorization of Transaction.............................................................................16
    ---------------------------------
    (c) Non-contravention........................................................................................17
    ----------------------
    (d)  Brokers' Fees and Fairness Opinion......................................................................17
    ----------------------------------------
    (e) Title to Assets..........................................................................................17
    --------------------
    (f) Subsidiaries.............................................................................................17
    -----------------
    (g) SEC Filings and Financial Statements.....................................................................18
    -----------------------------------------
    (h) Events Subsequent to Most Recent Balance Sheet...........................................................19
    ---------------------------------------------------
    (i) Undisclosed Liabilities..................................................................................20
    ----------------------------
    (j) Legal Compliance.........................................................................................21
    ---------------------
    (k) Tax Matters..............................................................................................21
    ----------------
    (l) Real Property............................................................................................22
    ------------------
    (m) Intellectual Property....................................................................................24
    --------------------------
    (n) Tangible Assets..........................................................................................26
    --------------------
    (o) Inventory................................................................................................26
    --------------
    (p) Contracts................................................................................................26
    --------------
    (q) Notes and Accounts Receivable............................................................................27
    ----------------------------------
    (r) Powers of Attorney.......................................................................................27
    -----------------------
    (s) Insurance................................................................................................28
    --------------
    (t) Litigation...............................................................................................28
    ---------------
    (u) Product Warranty.........................................................................................28
    ---------------------
    (v) Product Liability........................................................................................28
    ----------------------
    (w) Employees................................................................................................28
    --------------
    (x) Employee Benefit Plans...................................................................................29
    ---------------------------
    (y) Guaranties...............................................................................................31
    ---------------
    (z) Environmental, Health, and Safety Matters................................................................31
    ----------------------------------------------
    (aa) Certain Business Relationships..........................................................................32
    ------------------------------------
    (bb) Customers and Suppliers.................................................................................32
    -----------------------------

SS.4. BUYER'S REPRESENTATIONS AND WARRANTIES.....................................................................32
---------------------------------------------
    (a) Organization of Buyer....................................................................................32
    --------------------------
    (b) Authorization of Transaction.............................................................................32
    ---------------------------------
    (c) Non-contravention........................................................................................33
    ----------------------
    (d)  Brokers' Fees...........................................................................................33
    -------------------

SS.5. PRE-CLOSING COVENANTS......................................................................................33
----------------------------
    (a) General..................................................................................................33
    ------------
    (b) Notices and Consents.....................................................................................33
    -------------------------
    (c) Operation of Business....................................................................................33
    --------------------------
    (d) Preservation of Business.................................................................................34
    -----------------------------
    (e) Full Access..............................................................................................34
    ----------------
    (f) Notice of Developments...................................................................................34
    ---------------------------
    (g) Exclusivity..............................................................................................34
    ----------------
    (h) Maintenance of Acquired Assets...........................................................................35
    -----------------------------------
    (i) Parent Stockholders Meeting..............................................................................35
    -------------------------------
    (j) Name Change..............................................................................................36
    ----------------
    (k) Perfection of Ownership of Intellectual Property.........................................................36
    -----------------------------------------------------
    (l) Maintenance of Leased Real Property......................................................................37
    ----------------------------------------
    (m) Leases...................................................................................................37
    -----------
    (n) Claim....................................................................................................37
    ----------

SS.6. POST-CLOSING COVENANTS.....................................................................................37
-----------------------------
    (a) General..................................................................................................37
    ------------
    (b) Litigation Support.......................................................................................37
    -----------------------
    (c) Transition...............................................................................................37
    ---------------
    (d) Confidentiality..........................................................................................38
    --------------------
    (e) Covenant Not to Compete or Solicit.......................................................................38
    ---------------------------------------
    (f)  Defense of CSS Claim....................................................................................38
    --------------------------
    (g) Indemnification..........................................................................................39
    --------------------
    (h) Directors' and Officers' Insurance.......................................................................39
    ---------------------------------------
    (i) Employee Non-competition and Confidentiality Agreements..................................................40
    ------------------------------------------------------------

SS.7. CONDITIONS TO OBLIGATION TO CLOSE..........................................................................40
----------------------------------------
    (a) Conditions to Buyer's Obligation.........................................................................40
    -------------------------------------
    (b) Conditions to Sellers' Obligation........................................................................42
    --------------------------------------

SS.8. SURVIVAL AND TERMINATION. .................................................................................43
--------------------------------
    (a) Survival of Representations and Warranties...............................................................43
    -----------------------------------------------
    (b) Termination of Agreement.................................................................................43
    -----------------------------
    (c) Effect of Termination....................................................................................44
    --------------------------

SS.9. MISCELLANEOUS..............................................................................................44
--------------------
    (a) Press Releases and Public Announcements..................................................................44
    --------------------------------------------
    (b) No Third-Party Beneficiaries.............................................................................44
    ---------------------------------
    (c) Entire Agreement.........................................................................................44
    ---------------------
    (d) Succession and Assignment................................................................................44
    ------------------------------
    (e) Counterparts.............................................................................................44
    -----------------
    (f) Headings.................................................................................................44
    -------------
    (g) Notices..................................................................................................45
    ------------
    (h) Governing Law............................................................................................46
    ------------------
    (i) Amendments and Waivers...................................................................................46
    ---------------------------
    (j) Severability.............................................................................................46
    -----------------
    (k) Expenses.................................................................................................46
    -------------
    (l) Construction.............................................................................................47
    -----------------
    (m) Incorporation of Exhibits and Schedules..................................................................47
    --------------------------------------------
    (n) Specific Performance.....................................................................................47
    -------------------------
    (o) Submission to Jurisdiction...............................................................................47
    -------------------------------
    (p) Tax Matters..............................................................................................48
    ----------------
    (q) Tax Disclosure Authorization.............................................................................48
    ---------------------------------



Exhibit A--Forms of Assignments
Exhibit B--Form of Opinion of Sellers' Counsel

Disclosure Schedule--Exceptions to Sellers' Representations and Warranties

                            ASSET PURCHASE AGREEMENT


      This Asset Purchase Agreement (this "Agreement") is entered into as of January __, 2006, by and among Sentinel Operating, L.P., a Texas limited partnership ("Buyer"), Tidel Technologies, Inc., a Delaware corporation
("Parent"), and Tidel Engineering, L.P., a Delaware limited partnership ("Target", and collectively with Parent, "Sellers", and individually, a "Seller"). Buyer, Parent and Target are referred to collectively herein as the "Parties" and individually as a "Party".

      This Agreement contemplates a transaction in which Buyer will purchase all of the Acquired Assets (and assume only the Assumed Liabilities) of Division in consideration for the Purchase Price.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

SS.1. DEFINITIONS.

      "Acquired Assets" means all right, title, and interest in and to all of the assets constituting Division, including all of the assets of Target and Division's (a) tangible personal property including, but not limited to, computers, servers, office equipment, machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies, (b) Intellectual Property (including all rights of Sellers to the names "Tidel" and "Sentinel"), goodwill associated therewith, trademarks, service marks and all other marks (whether registered or unregistered), licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (c) leases, subleases, and rights thereunder, (d) agreements, contracts, indentures, mortgages, instruments, Liens, guaranties, other similar arrangements, and rights thereunder, (e) accounts, notes, and other receivables, (f) securities, (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of Taxes), (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (j) the Key Man Policy; provided, however, that the Acquired Assets shall not include
(i) the Excluded Assets, (ii) the organizational documents and charters, qualifications to conduct business as a foreign entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Sellers' legal entities, (iii) any of the rights of Sellers under this Agreement (or under any side agreement between Sellers and Buyer entered into on or after the date of this Agreement), or (iv) commercial liability insurance contracts and policies.

      "Acquisition Proposal" means, other than the transactions contemplated by this Agreement or the NCR Purchase Agreement or the exercise of warrants or conversion of debt by Laurus Master Fund, Ltd. and its Affiliates pursuant to the Voting Agreements, any offer, proposal or inquiry relating to, or any third party indication of interest in, (a) any acquisition or purchase, direct or indirect, of any assets of Target or Division or over five percent (5%) of any class of equity or voting securities of Parent or any equity or voting securities of any Subsidiaries of Parent other than AnyCard International, Inc.,
(b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party's beneficially owning five percent (5%) or more of any class of equity or voting securities of Parent or any equity or voting securities of any Subsidiaries of Parent other than AnyCard International, Inc., (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Sellers or any Subsidiaries of Parent other than AnyCard International, Inc., or (d) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the transaction contemplated hereby or that could reasonably be expected to dilute materially the benefits to Buyer of the transactions contemplated hereby.

      "Actual Cash" has the meaning set forth in ss.2(g)(v)(A) below

      "Actual Cash Value" has the meaning set forth in ss.2(g)(iii)(C) below.

      "Adverse  Consequences"  means  all  damages,   penalties,  fines,  costs,
reasonable amounts paid in settlement, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Actual Value" has the meaning set forth in ss.2(f)(iii)(C) below.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

      "Agreement" has the meaning set forth in the preface above.

      "Amendment" has the meaning set forth in ss.5(i)(i) below.

      "Asbestos Liabilities" means any Liabilities arising from, relating to, or based on the presence or alleged presence of asbestos or asbestos-containing materials in any product or item designed, manufactured, sold, marketed, installed,  stored,  transported,  handled,  or  distributed  at  any  time,  or otherwise based on the presence or alleged presence of asbestos or asbestos-containing materials at any property or facility or in any structure, including without limitation, any Liabilities arising from, relating to or based on any personal or bodily injury or illness.

      "Assumed Liabilities" means any Liabilities set forth in ss.1of the Disclosure Schedule under the heading of "Assumed Liabilities"; provided, however, that the Assumed Liabilities shall not include (a) any Liability of Sellers for Taxes (with respect to Division or otherwise), (b) any Liability of Sellers for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because of Sellers transferring the Acquired Assets and Seller's obligations under ss.9(k) below with respect to Taxes), (c) any Liability of Sellers for the unpaid Taxes of any Person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise, (d) any obligation of Sellers to indemnify any Person (including any of partners of Target or stockholders of Parent) by reason of the fact that such Person was a director, officer, employee, manager, partner or agent of Sellers or any of their respective Subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity
(whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (e) any Liability of Sellers for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (f) any Liability or obligation of Sellers under this Agreement (or under any side agreement between Sellers and Buyer entered into on or after the date of this Agreement), (g) any Liabilities for Leases, other than Liabilities for Leases specifically identified in ss.1of the Disclosure Schedule, (h) other than the Termination Payments, any Liabilities for payroll, withholdings tax, severance or any other payments or compensation owed to employees of Sellers or any Subsidiaries of Parent including any payments that are not deductible under Code ss.280G, and (i) any Liabilities arising out of Employee Benefit Plans, Employee Pension Plans or Employee Welfare Benefit Plans.

      "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "Buyer" has the meaning set forth in the preface above.

      "Cash Adjustment" has the meaning set forth in ss.2(g)(v) below

      "Cash Threshold" means the December Balance Sheet Cash plus $352,000.

      "Closing" has the meaning set forth in ss.2(d) below.

      "Closing Date" has the meaning set forth in ss.2(d) below.

      "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B and of any similar state law.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means any information concerning the business and affairs of Division that is not already generally available to the public.

      "CSS Claim" has the meaning set forth in ss.3(m)(ii) below.

      "December   Balance  Sheet  Cash"  means  the  amount  of  cash  and  cash equivalents set forth on the Final December Balance Sheet.

      "Disclosure Schedule" has the meaning set forth in ss.3 below.

      "Division" means Sellers' electronic cash security systems business, consisting of (a) timed access cash controllers (b) the Sentinel products, (c) the servicing, maintenance and repair of the timed access cash controllers or Sentinel products and (d) all other assets and business operations associated with the foregoing.

      "Division Subsidiary" has the meaning set forth in ss.3(f) below.

      "Draft Allocation" has the meaning set forth in ss.2(i)(i) below.

      "Draft Closing Balance Sheet" has the meaning set forth in ss.2(h)(i) below.

      "Draft December Balance Sheet" has the meaning set forth in ss.2(f)(i) below.

      "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other employee benefit plan, program or arrangement of any kind.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

      "Employment Agreements" means (a) the Employment Agreement by and between Target and Mark Levenick dated January 1, 2000, (b) the Employment Agreement by and between Target and M. Flynt Moreland dated January 1, 2000, (c) the Employment Agreement by and between Target and Troy D. Richard dated June 26, 2002, and (d) the Employment Agreement by and between Target and Robert M. Gutierrez dated January 1, 2000.

      "Environmental, Health, and Safety Requirements" shall mean, as amended and as now and hereafter in effect, all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means each entity that is treated as a single employer with Sellers for purposes of Code ss.414.

      "Estimated Actual Cash" has the meaning set forth in ss.2(g)(ii) below.

      "Estimated Cash Adjustment" has the meaning set forth in ss.2(g)(ii) below

      "Estimated February Balance Sheet" has the meaning set forth in ss.2(g)(i) below.

      "Excluded Assets" means any of Sellers' (a) cash and cash equivalents on hand or on deposit in banks, (including, without limitation, certificates of deposit, commercial paper, treasury bills, and money market accounts), marketable securities, or inter-company or inter-affiliate accounts, and any similar accounts, (b) life insurance contracts or policies (other than the Key Man Policy) and any insurance proceeds or insurance claims made by Sellers relating to Acquired Assets that are repaired, replaced or restored to substantially the same or an improved condition as compared to their respective conditions prior to the casualty by Sellers prior to the Closing and conveyed to Buyer hereunder; (c) promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposit, other similar items, and any cash surrender value in regard thereto; (d) any Employee Benefit Plan, Employee Pension Benefit Plan and any Employee Welfare Benefit Plan; (e) all tax returns and supporting materials, all original financial statements and supporting materials, all books and records that Sellers are required by law to retain, and all records relating to the sale of the Acquired Assets; (f) any interest in and to any refunds or overpayments of federal, or local franchise, income, or other taxes for periods prior to the Closing Date; (g) all claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees for any period prior to the Closing Date; (h) any contract, lease, or agreement other than the agreements set forth on ss.1 of the Disclosure Schedule (excluding the Employment Agreements, which are Excluded Assets); (i) duplicate copies of the books and records necessary to enable Sellers to file their tax returns and reports; and (j) assets to be sold pursuant to the NCR Purchase Agreement.

      "Expenses" has the meaning set forth in ss.9(k)(ii) below.

      "Fiduciary" has the meaning set forth in ERISA ss.3(21).

      "Final Allocation" has the meaning set forth in ss.2(i)(ii) below.

      "Final December Balance Sheet" has the meaning set forth in ss.2(f)(ii) below.

      "Final Closing Balance Sheet" has the meaning set forth in ss.2(h)(ii) below.

      "Financial Statements" has the meaning set forth in ss.3(g)(ii)(A) below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

      "High Cash Value" has the meaning set forth in ss.2(g)(iii)(B) below.

      "High Value" has the meaning set forth in ss.2(f)(iii)(B) below.

      "Improvements" has the meaning set forth in ss.3(l)(iv) below.

      "Indemnity Period" has the meaning set forth in ss.6(g)(i) below.

      "Intellectual Property" means all of the following used by, or relating to, Division in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and subdomains (including "tidel.com"), and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software, firmware and applications (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

      "Intercompany Transfers" means, for purposes of calculating cash and cash equivalents, distributions of cash and cash equivalents to or from Target which are to or from Target's Affiliates during the period from January 1, 2006 through February 28, 2006.

      "Key Man Policy" means Sellers' key man life insurance policy insuring the life of Mark K. Levenick.

      "Knowledge" means actual knowledge after reasonable investigation.

      "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by Division.

      "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which Division holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Sellers thereunder.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Lien" means any mortgage, pledge, lien, charge, conditional sales contract, interests of third parties, attachment, hypothecation, liability, judgment, easement, other security interest or any encumbrance of any kind.

      "Low Cash Value" has the meaning set forth in ss.2(g)(iii)(A) below.

      "Low Value" has the meaning set forth in ss.2(f)(iii)(A) below.

      "Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be (or could be reasonably expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Sellers or Division (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has knowledge of such effect or change on the date hereof).

      "Most Recent Balance Sheet" means the balance sheet contained in the quarterly report filed by Parent on Form 10-Q for the quarter ended June 30, 2005.

      "Motion" has the meaning set forth in ss.5(i)(i) below.

      "Net Working Capital" means (i) the current assets of Division, excluding cash and cash equivalents, as set forth on the Final December Balance Sheet, minus (ii) the current liabilities of Division, excluding accrued liabilities for Termination Payments, as set forth on the Final December Balance Sheet, minus (iii) the aggregate amount of the Termination Payments.

      "NCR Purchase Agreement" means the Asset Purchase Agreement entered into on February 19, 2005 by and among NCR EasyPoint LLC (f/k/a NCR Texas LLC), NCR Corporation, Parent and Target, as amended.

      "Non-Affiliated   Directors"   means  directors  of  Parent  who  are  not
Affiliates of Buyer.

      "Ordinary Course of Business" means the ordinary course of business of Sellers and Division consistent with past custom and practice (including with respect to quantity and frequency).

      "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer wiring, and cable installations, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral, and water rights), owned by Division or Sellers.

      "Parent" has the meaning set forth in the preface above.

      "Parent Indemnified Parties" has the meaning set forth in ss.6(g)(i) below.

      "Parent Payment Event" means (a) the termination of this Agreement pursuant to ss.8(b)(iv) or ss.8(b)(v), or (b) Sellers consummate, publicly announce, or execute documentation providing for any Acquisition Proposal; provided that such consummation, announcement or execution occurs prior to the 18 month anniversary of the date of the termination of this Agreement pursuant to ss.8(b)(ii) or ss.8(b)(iii)(B).

      "Parent Proxy Statement" has the meaning set forth in ss.3(g)(i)(C) below.

      "Parent Stockholders Meeting" has the meaning set forth in ss.5(i)(i) below.

      "Party" has the meaning set forth in the preface above.

      "Patent Agencies" has the meaning set forth in ss.5(k) below.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

      "Purchase Price" has the meaning set forth in ss.2(f)(i) below.

      "Real Property Laws" has the meaning set forth in ss.3(l)(vi) below.

      "Real Property Permits" has the meaning set forth in ss.3(l)(vii) below.

      "Reimbursement Amount" has the meaning set forth in ss.9(k)(ii) below.

      "Representatives" has the meaning set forth in ss.5(g)(i) below

      "SEC" means the United States Securities and Exchange Commission.

      "SEC Documents" has the meaning set forth in ss.3(g)(i)(A) below.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Stockholder Approval" has the meaning set forth in ss.7(a)(xvii) below.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

      "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal on terms that a majority of the Non-Affiliated Directors determine in good faith, after considering the written advice of the financial advisor and outside legal counsel to Parent's board of directors, and taking into account all of the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all of the Parent's stockholders than as provided under this Agreement and which is reasonably likely to be consummated on such terms and for which financing, to the extent required, is then fully committed.

      "Target" has the meaning set forth in the preface above.

      "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Termination Payments" means the payments to be made by Buyer at Closing on behalf of and as directed by Sellers as set forth by Sellers on ss.1 of the Disclosure Schedule under the heading of "Termination Payments" to be paid as consideration on behalf of and as directed by Sellers for termination of the Employment Agreements, but shall include only the obligation to make such payments and shall not include any other liabilities or obligations in connection therewith, including without limitation tax or withholding liabilities or obligations.

      "Third Party" means any Person as defined in ss.13(d) of the Securities Exchange Act, other than Parent, Target and their respective Subsidiaries and Affiliates.

      "Transaction Agreements" has the meaning set forth in ss.3(b) below.

      "Treasury Regulations" means the Treasury Regulations promulgated under the Code.

      "Voting Agreements" means that certain Exercise and Conversion Agreement dated as of the date of this Agreement by and among Buyer, Sentinel
Technologies, Inc., a Delaware corporation ("Sentinel Technologies"), Parent, and Laurus Master Fund, Ltd, a Cayman Islands company ("Laurus"); that certain Voting Agreement dated as of the date of this Agreement by and among Buyer, Sentinel Technologies, Parent, and Laurus; and that certain Voting Agreement dated as of the date of this Agreement by and among Buyer, Sentinel Technologies, Parent and the officers and directors of Parent.

SS.2. BASIC TRANSACTION.

      (a) Purchase and Sale of Assets.

      On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets, free and clear of all Liens, at the Closing for the consideration specified below in this ss.2.

      (b) Assumption of Liabilities.

      On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for only the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any Liability of Sellers or any Subsidiaries of Parent not included within the definition of Assumed Liabilities.

      (c) Purchase Price.

      At the Closing, Buyer agrees to pay to Sellers a purchase price for the Acquired Assets calculated as set forth below in this ss.2, payable in cash by wire transfer or delivery of other immediately available funds (the "Purchase Price"). The Purchase Price shall be an amount equal to $17,500,000 (i) minus $100,000 as consideration for Buyer's potential liability in connection with the CSS Claim if the CSS Claim has not been dismissed pursuant to a final non-appealable court order prior to the Closing, and (ii) plus or minus, as the case may be, Net Working Capital. In addition, the Estimated Cash Adjustment shall be paid by Buyer or Sellers, as the case may be, to Buyer or Sellers, as the case may be, at the Closing as set forth in Section 2(g)(ii) below.

      (d) Closing.

      The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hensley Kim & Edgington, LLC, 1660 Lincoln Street, Suite 3050, Denver, Colorado 80264, commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) and the determination of the Purchase Price pursuant to this ss.2 or such other date as the Parties may mutually determine (the "Closing Date").

      (e) Deliveries at Closing.

      At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in ss.7(a) below; (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in ss.7(b) below; (iii) Sellers will execute, acknowledge (if appropriate), and deliver to Buyer (A) assignments (including Intellectual Property transfer documents) in the forms attached hereto as Exhibit A and (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel may reasonably request; (iv) Buyer will deliver to Sellers the Purchase Price; and (v) Buyer will make the Termination Payments.

      (f) Preparation of Final December Balance Sheet.

            (i) On or before February 14, 2006, Sellers will prepare, in accordance with GAAP, and deliver to Buyer a written draft balance sheet of Division as of the close of business on December 31, 2005 ("Draft December Balance Sheet").

            (ii) If Buyer  has any  objections  to the  Draft  December  Balance
Sheet, Buyer shall deliver a written detailed statement describing its objections to Parent within seven (7) days after receiving the Draft December Balance Sheet. Buyer and Parent shall use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within seven (7) days after Parent has received the statement of objections, however, Buyer and Parent shall select an accounting firm mutually acceptable to the Parties to resolve any remaining objections. If Buyer and Parent are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the Parties. Sellers shall revise the Draft December Balance Sheet in writing as appropriate to reflect the resolution of any objections thereto pursuant to this ss.2(f)(ii). The "Final December Balance Sheet" shall mean the written Draft December Balance Sheet together with any revisions thereto pursuant to this ss.2(f)(ii).

            (iii) In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in ss.2(f)(ii) above, Buyer and Sellers shall share responsibility for the fees and expenses of the accounting firm as follows:

                  (A) if the accounting firm resolves all of the remaining objections in favor of Buyer (the working capital as determined on the Final December Balance Sheet is referred to herein as the "Low Value"), Sellers shall be responsible for all of the fees and expenses of the accounting firm;

                  (B) if the accounting firm resolves all of the remaining objections in favor of Parent (the working capital as so determined on the Final December Balance Sheet is referred to herein as the "High Value"), Buyer shall be responsible for all of the fees and expenses of the accounting firm; and

                  (C) if the accounting firm resolves some of the remaining objections in favor of Buyer and some objections in favor of Parent (the working capital as so determined on the Final December Balance Sheet is referred to herein as the "Actual Value"), Sellers shall be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and Buyer shall be responsible for the remainder of the fees and expenses.

            (iv) Sellers will make the work papers and back-up materials used in preparing the Draft December Balance Sheet available to Buyer and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by Sellers of the Draft December Balance Sheet, (B) the review by Buyer of the Draft December Balance Sheet, and
(C) the resolution by the Parties of any objections thereto.

      (g) Pre-Closing Cash Adjustment.

            (i) On or before February 28, 2006, Sellers will prepare in good faith, in accordance with GAAP, and deliver to Buyer a written estimated balance sheet of Division as of the close of business on February 28, 2006, which estimated balance sheet shall not take into account Intercompany Transfers but shall take into account issued and outstanding checks of Sellers related to Division which have yet to clear Sellers' bank accounts ("Estimated February Balance Sheet"). Solely by way of example of the calculation of the Estimated February Balance Sheet, if $1,000,000 in cash and cash equivalents is held by Target on February 28, 2006, but subsequent to December 31, 2005 and prior to March 1, 2006 (i) Tidel shall have transferred $300,000 in cash or cash equivalents to Target, the cash and cash equivalents balance on the Estimated February Balance Sheet shall be adjusted to $700,000, or (ii) Target shall have transferred $300,000 in cash or cash equivalents from Target to Tidel, the cash and cash equivalent balance on the Estimated February Balance Sheet shall be adjusted to $1,300,000. Buyer and Sellers shall in good faith mutually agree to the amount of cash and cash equivalents set forth on the Estimated February Balance Sheet.

            (ii) Once the Estimated February Balance Sheet has been mutually agreed upon in good faith by Buyer and Sellers, (A) if the amount of cash and cash equivalents set forth on the Estimated February Balance Sheet (the "Estimated Actual Cash") is greater than the Cash Threshold, Sellers shall pay to Buyer at the Closing the difference between the Estimated Actual Cash and the Cash Threshold, or (B) if the Estimated Actual Cash is less than the Cash Threshold, Buyer shall pay to Sellers the difference between the Cash Threshold and the Estimated Actual Cash (the "Estimated Cash Adjustment").

      (h) Post-Closing Cash Adjustment.

            (i) Within thirty (30) days following the Closing Date, Sellers will prepare, in accordance with GAAP, and deliver to Buyer a written draft balance sheet of Division as of the close of business on the Closing Date, which draft balance sheet shall not take into account Intercompany Transfers but shall take into account issued and outstanding checks of Sellers related to Division which have yet to clear Sellers' bank accounts ("Draft Closing Balance Sheet").

            (ii) If Buyer has any objections to the amount of cash and cash equivalents set forth on the Draft Closing Balance Sheet, Buyer shall deliver a written detailed statement describing its objections to Parent within fifteen
(15) days after receiving the Draft Closing Balance Sheet. Buyer and Parent shall use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within fifteen (15) days after Parent has received the statement of objections, however, Buyer and Parent shall select an accounting firm mutually acceptable to the Parties to resolve any remaining objections. If Buyer and Parent are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the Parties. Sellers shall revise the Draft Closing Balance Sheet in writing as appropriate to reflect the resolution of any objections thereto pursuant to this ss.2(h)(ii). The "Final Closing Balance Sheet" shall mean the written Draft Closing Balance Sheet together with any revisions thereto pursuant to this ss.2(h)(ii).

            (iii) In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in ss.2(h)(ii) above, Buyer and Sellers shall share responsibility for the fees and expenses of the accounting firm as follows:

                  (A) if the accounting firm resolves all of the remaining objections in favor of Parent (the cash and cash equivalents as determined on the Final Closing Balance Sheet is referred to herein as the "Low Cash Value"), Buyer shall be responsible for all of the fees and expenses of the accounting firm;

                  (B) if the accounting firm resolves all of the remaining objections in favor of Buyer (the cash and cash equivalents as so determined on the Final Closing Balance Sheet is referred to herein as the "High Cash Value"), Sellers shall be responsible for all of the fees and expenses of the accounting firm; and

                  (C) if the accounting firm resolves some of the remaining objections in favor of Buyer and some objections in favor of Parent (the cash and cash equivalents as so determined on the Final Closing Balance Sheet is referred to herein as the "Actual Cash Value"), Buyer shall be responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Cash Value and the Actual Cash Value over (y) the difference between the High Cash Value and the Low Cash Value, and Sellers shall be responsible for the remainder of the fees and expenses.

            (iv) Sellers will make the work papers and back-up materials used in preparing the Draft Closing Balance Sheet available to Buyer and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by Sellers of the Draft Closing Balance Sheet,
(B) the review by Buyer of the Draft Closing Balance Sheet, and (C) the resolution by the Parties of any objections thereto.


            (v) Once the Final Closing Balance Sheet has been determined, (A) if the amount of cash and cash equivalents set forth on the Final Closing Balance Sheet (the "Actual Cash") is greater than the Estimated Actual Cash, Sellers shall promptly (but in any event within three (3) business days) pay to Buyer the difference between the Actual Cash and the Estimated Actual Cash, or (B) if the Actual Cash is less than the Estimated Actual Cash, Buyer shall promptly (but in any event within three (3) business days) pay to Sellers the difference between the Estimated Actual Cash and the Actual Cash.

      (i) Purchase Price Allocation.

            (i) Within 60 days after the date of determination of the Final Closing Balance Sheet, Buyer will prepare an allocation of the Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code ss.1060 and the Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), and deliver to Parent a written draft of the allocation (the "Draft Allocation"). Sellers shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Buyer may reasonably request to prepare the Draft Allocation.

            (ii) If Parent has any objections to the Draft Allocation, Parent shall deliver a written detailed statement describing its objections to Buyer within 15 days after receiving the Draft Allocation. Buyer and Parent shall use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within 30 days after Buyer has received the statement of objections, however, Buyer and Parent shall select an accounting firm mutually acceptable to the Parties to resolve any remaining objections. If Buyer and Parent are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the Parties. Buyer shall revise the Draft Allocation in writing as appropriate to reflect the resolution of any objections thereto pursuant to this ss.2(i)(ii). The "Final Allocation" shall mean the written Draft Allocation together with any revisions thereto pursuant to this ss.2(i)(ii).

            (iii) In the event the Parties submit any unresolved objections to an accounting firm for resolution as provided in ss.2(i)(ii) above, Buyer and Sellers shall equally share responsibility for the fees and expenses of the accounting firm.

            (iv) Buyer and Sellers and their Affiliates shall report, act, and file Tax Returns (including, but not limited to Internal Revenue Service Form
8594) in all respects and for all purposes consistent with the Final Allocation. Neither Buyer nor Sellers shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with the Final Allocation unless required to do so by applicable law.

SS.3. SELLERS' REPRESENTATIONS AND WARRANTIES.

      Each of Sellers jointly and severally represents and warrants to Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

      (a) Organization.

      Other than Target, each of Parent and Parent's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Target is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. Sellers are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required except to the extent that any failure to be so qualified would not result in a Material Adverse Effect. Sellers have full power and authority and all licenses, permits, consents, approvals and authorizations necessary to carry on the businesses in which they are engaged and in which they presently propose to engage and to own and use the properties owned and used by them, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sellers. ss.3(a) of the Disclosure Schedule lists the directors and officers each of Sellers. Sellers have delivered or made available to Buyer correct and complete copies of the certificate of incorporation and bylaws of Parent and the certificate of limited partnership and limited partnership agreement of Target (each as amended to date). The minute books (containing the records of meetings or actions of the stockholders, partners, board of directors, and any committees), the stock certificate books, the stock record books and other records detailing the actions of each of Sellers, as applicable, are correct and complete. Parent is not in violation of any provision of its certificate of incorporation or bylaws. Target is not in violation of any provision of its certificate of limited partnership or limited partnership agreement.

      (b) Authorization of Transaction.

      Parent has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, the Voting Agreements and all other agreements contemplated hereunder (collectively, the "Transaction Agreements") and to perform its obligations thereunder. Other than the Voting Agreements, Target has full power and authority (including full limited partnership power and authority) to execute and deliver the Transaction Agreements and to perform its obligations thereunder. Other than compliance with any applicable requirements of the Securities Act or the Securities Exchange Act and as set forth on ss.3(b) of the Disclosure Schedule, Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or any third party in order to enter into the Transaction Agreements or to consummate the transactions contemplated thereunder. Tidel Cash Systems, Inc. and Tidel Services, Inc. have full power and authority as the partners of Target to approve and adopt this Agreement and the transactions contemplated hereby. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Sellers and Subsidiaries of Parent (including, without limitation, approval of Parent's board of directors and the approval Tidel Cash Systems, Inc. and Tidel Services, Inc. as the partners of Target), subject only to the approval and adoption of this Agreement and the transactions contemplated hereby at the Parent Stockholders Meeting. Each of the Transaction Agreements have been, or will be, duly executed and delivered by each of Sellers and constitute, or will constitute when executed and delivered, the legal, valid and binding obligation of each of Sellers, enforceable against each of Sellers in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The board of directors of Parent has (A) declared this Agreement and the transactions contemplated hereby advisable and fair to and in the best interest of Sellers and stockholders of Parent, (B) approved this Agreement and the other Transaction Agreements in accordance with the law of the State of Delaware, (C) resolved to recommend the approval of this Agreement by stockholders of Parent and (D) directed that this Agreement be submitted to the stockholders of Parent for approval at the Parent Stockholders Meeting.

      (c) Non-contravention.

      Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers are subject or any provision of the certificate of incorporation or bylaws of Parent or the certificate of limited partnership or the limited partnership agreement of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which either of Sellers is party or by which either of Sellers is bound or to which any of their respective assets is subject (or result in the imposition of any Lien upon any of its assets).

      (d) Brokers' Fees and Fairness Opinion.

      Except for Capitalink, L.C., a copy of whose engagement agreement has been provided to Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Sellers who might be entitled to any fee or commission from Sellers or any of their Affiliates in connection with the transactions contemplated by this Agreement. Parent has received the opinion of Capitalink, L.C., financial advisor to Sellers, to the effect that, as of the date of this Agreement, the transactions contemplated by this Agreement are fair to the stockholders of Parent from a financial point of view.

      (e) Title to Assets.

      Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Parent and except as set forth on ss.3(e) of the Disclosure Schedule, Sellers have good and marketable title to all of the Acquired Assets, free and clear of any Liens or restrictions on transfer. The Acquired Assets constitute all material assets required to operate, and currently used in the operation of Division.

      (f) Subsidiaries.

      Other than Target, each of Parent's direct or indirect Subsidiaries other than AnyCard International, Inc. (each a "Division Subsidiary") is a corporation or limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each Division Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except to the extent that the failure to be so qualified would not constitute a Material Adverse Effect. Each Division Subsidiary has full corporate or limited partnership power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Sellers have delivered to Buyer correct and complete copies of the charter, bylaws, certificate of limited partnership and limited partnership agreement of each Division Subsidiary (as amended to date). Target has no Subsidiaries. Other than Target, none of the Acquired Assets are owned or held by any Subsidiaries of Parent. Other than administrative functions, the business and operations of Division have been solely conducted through Target.

      (g) SEC Filings and Financial Statements.

            (i) SEC Filings.

                  (A) Parent has delivered or made available to Buyer true and complete copies of Parent's (i) combined annual report on Form 10-K for its fiscal years ended September 30, 2004 and 2003, (ii) quarterly reports on Form 10-Q for its fiscal quarters ended June 30, 2005, March 31, 2005 and December 31, 2004, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent held since June 30, 2002, and (iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since September 30, 2004 (collectively, the "SEC Documents").

                  (B) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each SEC Document filed pursuant to the Securities Exchange Act did not, and each such SEC
Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (C) The proxy statement of Parent to be filed with the SEC in connection with the Parent Stockholders Meeting (the "Parent Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Exchange Act. At the time the Parent Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Parent, and at the time such stockholders vote on the approval and adoption of this Agreement and the transactions contemplated hereby, the Amendment and the Motion, and at the Closing, the Parent Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this subsection will not apply to statements or omissions included in the Parent Proxy Statement based upon information furnished to Parent in writing by Buyer specifically for use therein.

            (ii) Financial Statements.

                  (A) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                  (B) Except as set forth in the SEC Documents, the books and records of Parent (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Parent and Parent's Subsidiaries and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Parent filed with the SEC with each of Parent's reports on Forms 10-K and 10-Q set forth in ss.3(g)(i) above.

      (h) Events Subsequent to Most Recent Balance Sheet.

      Since the date of the Most Recent Balance Sheet, there has not been any Material Adverse Change. Without limiting the generality of the foregoing and solely with respect to the Division and except as set forth on ss.3(h) of the Disclosure Schedule, since that date:

            (i) Sellers have not sold, leased, transferred, or assigned any of their assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (ii) Sellers have not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

            (iii) no party (including Sellers) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which either of Sellers is a party or by which either of them is bound;

            (iv) Sellers have not imposed or permitted to exist any Lien upon any of its assets, tangible or intangible;

            (v) Sellers have not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

            (vi) Sellers have not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

            (vii) Sellers have not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

            (viii) Sellers have not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

            (ix) Sellers have not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

            (x) there has been no change made or authorized in the certificate of incorporation or bylaws of Parent or the certificate of limited partnership or limited partnership agreement of Target;

            (xi) Sellers have not experienced any material damage, destruction, or loss (whether or not covered by insurance) to their property;

            (xii) other than the termination of the Employment Agreements, Sellers have not made any loan to, or entered into any other transaction with, any of the directors, officers, and employees of Sellers or any Subsidiaries of Parent;

            (xiii) other than the termination of the Employment Agreements, Sellers have not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

            (xiv) other than the payment of reasonable and customary end of year holiday bonuses, Sellers have not granted any increase in the base compensation of any of the directors, officers, and employees of Sellers outside the Ordinary Course of Business;

            (xv) other than the termination of the Employment Agreements, Sellers have not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of Sellers (or taken any such action with respect to any other Employee Benefit Plan);

            (xvi) other than the termination of the Employment Agreements, Sellers have not made any other change in employment terms for any of the directors, officers, and employees of Sellers outside the Ordinary Course of Business;

            (xvii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business;

            (xviii) Sellers have not discharged a material Liability or Lien outside the Ordinary Course of Business;

            (xix) Sellers have not disclosed any Confidential Information except pursuant to a valid, binding and enforceable non-disclosure agreement;

            (xx) there has not been any change in any method of accounting or accounting principles or practice by Sellers, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Securities Exchange Act;

            (xxi) there has not been any Tax election made or changed, any annual Tax accounting period changed, any method of Tax accounting adopted or changed, any amended Tax Returns or claims for Tax refunds filed, any closing agreement entered into, any Tax claim, audit or assessment settled, or any right to claim a Tax refund, offset or other reduction in Tax liability surrendered; and

            (xxii) Sellers have not committed to any of the foregoing.

      (i) Undisclosed Liabilities.

      Except as set forth on ss.3(i) of the Disclosure Schedule, Sellers do not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) relating to Division, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities that have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      (j) Legal Compliance.

      Each of Sellers, and their respective predecessors and Affiliates has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. ss.78dd-1, et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

      (k) Tax Matters.

            (i) Sellers have timely filed all Tax Returns that Sellers were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Sellers (whether or not shown on any Tax Return) have been paid unless they are currently being contested in good faith as set forth on ss.3(k)(i) of the Disclosure Schedule and a reserve therefore is set forth on the Most Recent Balance Sheet. Sellers are not beneficiaries of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction in which Sellers do not file Tax Returns that Sellers are or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Division or Sellers that arose in connection with any failure (or alleged failure) to pay any Tax.

            (ii) Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

            (iii) Sellers do not, and no officer or director of Sellers or any Subsidiaries of Parent (or any employee responsible for Tax matters expect any authority to assess any additional Taxes with respect to Sellers for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Sellers either (A) claimed or raised by any authority in writing or (B) as to which Sellers, or any officer or director of Sellers or any Subsidiaries of Parent (or employees responsible for Tax matters), has Knowledge based upon personal contact with any agent of such authority. ss.3(k)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed by Sellers for taxable periods ended on or after September 30, 2002, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered or made available to Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Sellers since September 30, 2002.

            (iv) Sellers have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (v) None of the Assumed Liabilities or the Termination Payments is, or will become, an obligation to make a payment that is not deductible under Code ss.280G.

      (l) Real Property.

            (i) Sellers have no Owned Real Property and no Owned Real Property or any interest therein is used by Division in operating its business as currently conducted or as proposed to be conducted. Division is not a party to any agreement or option to purchase any real property or interest therein.

            (ii) ss.3(l)(ii) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). Sellers have delivered to Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. With respect to each of the
Leases:

                  (A) such Lease is legal, valid, binding, enforceable and in full force and effect;

                  (B) the transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                  (C) Sellers' possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease;

                  (D) Neither Sellers, nor any other party to the Lease is in breach of or default under such Lease, and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

                  (E) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been redeposited in full;

                  (F) Sellers do not owe, and will not owe in the future, any brokerage commissions or finder's fees with respect to such Lease;

                  (G) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, Sellers;

                  (H) Sellers have not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof;

                  (I) Sellers have not collaterally assigned or granted any other Lien in such Lease or any interest therein; and

                  (J) there are no Liens on the estate or interest created by such Lease.

            (iii) The Leased Real Property identified in ss.3(l)(iii) of the Disclosure Schedule comprises all of the real property used or intended to be used in Division's business.

            (iv) To Sellers' Knowledge, all buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer wiring, and cable installations, included in the Leased Real Property (the "Improvements") are in good condition and repair and sufficient for the operation of Division's business. To Sellers' Knowledge, there are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements that would, individually or in the aggregate, interfere in any respect with the use or occupancy of the Improvements or any portion thereof in the operation of Division's business as currently conducted thereon.

            (v) To Sellers' Knowledge, there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Leased Real Property or any portion thereof or interest therein. To Sellers' Knowledge, there is no injunction, decree, order, writ or judgment outstanding, nor any claim, litigation, administrative action or similar proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Leased Real Property or any portion thereof, or the operation of Division's business as currently conducted thereon.

            (vi) The Leased Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Leased Real Property (collectively, the "Real Property Laws"), and the current use and occupancy of the Leased Real Property and operation of Division's business thereon does not materially violate any Real Property Laws. Sellers have not received any notice of violation of any Real Property Law and, to Sellers' Knowledge, there is no Basis for the issuance of any such notice or the taking of any action for such violation.

            (vii) To Sellers' Knowledge, all material water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Leased Real Property have been installed and are operational and sufficient for the operation of Division's business as currently conducted thereon.

            (viii) All material certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities, board of fire underwriters, association or any other entity having jurisdiction over the Leased Real Property that are required or appropriate to use or occupy the Leased Real Property or operate Division's business as currently conducted thereon, have been issued and are in full force and effect. ss.3(l)(viii) of the Disclosure Schedule lists all material Real Property Permits held by Sellers with respect to each parcel of Leased Real Property. Sellers have delivered to Buyer a true and complete copy of all Real Property Permits. Sellers have not received any notice from any governmental authority or other entity having jurisdiction over the Leased Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to Sellers' Knowledge, there is no Basis for the issuance of any such notice or the taking of any such action. The Real Property Permits are transferable to Buyer without the consent or approval of the issuing governmental authority or entity; no disclosure, filing or other action by Sellers is required in connection with such transfer, and Buyer shall not be required to assume any additional liabilities or obligations under the Real Property Permits as a result of such transfer.

            (ix) To Sellers' Knowledge, the classification of each parcel of Leased Real Property under applicable zoning laws, ordinances and regulations permits the use and occupancy of such parcel and the operation of Division's business as currently conducted thereon, and permits the Improvements located thereon as currently constructed, used and occupied.

      (m) Intellectual Property.

            (i) Sellers own and possess or have the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of Division as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Sellers immediately prior to the Closing will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. Sellers have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

            (ii) Sellers have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Other than the complaint filed by Corporate Safe Specialists, Inc. against Sellers on June 9, 2005 (the "CSS Claim"), none of Sellers, any Subsidiaries of Parent or any of their officers and directors (and employees with responsibility for Intellectual Property matters) have ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Sellers must license or refrain from using any Intellectual Property rights of any third party) that has not been resolved pursuant to a final non-appealable court order or binding effective settlement and release agreement that does not have a Material Adverse Effect. To Sellers' Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Sellers.

            (iii) ss.3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Sellers with respect to any of their Intellectual Property, identifies each pending patent application or application for registration Sellers have made with respect to any of their Intellectual Property, and identifies each license, sublicense, agreement, or other permission that Sellers have granted to any third party with respect to any of their Intellectual Property (together with any exceptions). Sellers have delivered or made available to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and have made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. ss.3(m)(iii) of the Disclosure Schedule also identifies each registered or unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $10,000 in the aggregate) and each material registered or unregistered copyright used by Sellers in connection with the business of Division. With respect to each item of Intellectual Property required to be identified in ss.3(m)(iii) of the Disclosure Schedule:

                  (A) Sellers own and possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

                  (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) except for the CSS Claim, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Sellers' Knowledge, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

                  (D) Sellers have not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                  (E) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents or copyrights expiring at the end of their statutory terms (and not as a result of any act or omission by Sellers, including, without limitation, a failure by Sellers to pay any required maintenance fees).

            (iv) ss.3(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Division uses pursuant to license, sublicense, agreement, or permission. Sellers have delivered or made available to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.3(m)(iv) of the Disclosure Schedule:

                  (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);

                  (C) Sellers are not and, to Sellers' Knowledge, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                  (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                  (F) to Sellers' Knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Seller's Knowledge, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and, to Sellers' Knowledge, there are no grounds for the same; and

                  (H) Sellers have not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            (v) Except for the CSS Claim, to Sellers' Knowledge: (A) Sellers have not in the past nor will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the business of Division as presently conducted and as presently proposed to be conducted; (B) there are no facts that indicate a likelihood of any of the foregoing; and (C) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

            (vi) Sellers have taken all necessary and desirable actions to maintain and protect all of the Intellectual Property and will continue to maintain and protect all of the Intellectual Property so as not to adversely affect the validity or enforceability thereof. To the Knowledge of Sellers, the owners of any of the Intellectual Property licensed to Sellers in connection with the business of Division have taken all necessary and desirable actions to maintain and protect the Intellectual Property covered by such license.

            (vii) Sellers have complied with and are presently in compliance in all material respects with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and Sellers shall take all steps necessary to ensure such compliance until the Closing.

      (n) Tangible Assets.

      Sellers own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the business of Division as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from all defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

      (o) Inventory.

      The inventory of Division is owned by Sellers and consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Division.

      (p) Contracts.

      ss.3(p) of the Disclosure Schedule lists the following contracts and other agreements relating to Division:

            (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

            (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to Division, or involve consideration in excess of $10,000;

            (iii) any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or non-competition;

            (vi) any material agreement involving either Seller on the one hand and any Affiliate of Parent or Parent's Subsidiaries on the other hand;

            (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the current or former directors, officers, and employees of Sellers or any Subsidiaries of Parent;

            (viii) any collective bargaining agreement;

            (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing any severance benefits;

            (x) any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees of Sellers or Subsidiaries of Parent outside the Ordinary Course of Business;

            (xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;


            (xii)  any  settlement,   conciliation  or  similar  agreement,  the
performance   of  which  will  involve   payment   after  the  Closing  Date  of
consideration in excess of $10,000;

            (xiii) any agreement under which Sellers have advanced or loaned any other Person amounts in the aggregate exceeding $10,000; or

            (xiv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

      Sellers have delivered or made available to Buyer a correct and complete copy of each agreement (as amended to date) listed in ss.3(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement. Other than as explicitly identified in ss.3(p) of the Disclosure Schedule, all such contracts are freely assignable to Buyer.

      (q) Notes and Accounts Receivable.

      All notes and accounts receivable of Sellers relating to Division are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts except as set forth on ss.3(q) of the Disclosure Schedule, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Division.

      (r) Powers of Attorney.

      There are no outstanding powers of attorney executed on behalf of Sellers.

      (s) Insurance.

      Sellers have in full force and effect insurance policies insuring the properties and assets of Division (including the Acquired Assets). With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither Sellers nor, to Sellers' Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) neither Sellers nor, to Sellers' Knowledge, any other party to the policy has repudiated any provision thereof. Sellers currently are covered, and have been covered during the past five (5) years, by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period.

      (t) Litigation.

      ss.3(t) of the Disclosure Schedule sets forth each instance in which Sellers (i) are subject to any outstanding injunction, judgment, order, decree, ruling, or charge relating to Division or (ii) are a party or, to Sellers' Knowledge, are threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.3(t) of the Disclosure Schedule would reasonably be expected to result in any Material Adverse Change. None of Sellers or the directors and officers of Sellers or any Subsidiaries of Parent (and employees with responsibility for litigation matters) have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Sellers.

      (u) Product Warranty.

      Each product manufactured, sold, leased, or delivered by Division has been in conformity with all applicable contractual commitments and all express and implied warranties, and Sellers do not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Division. No product manufactured, sold, leased, or delivered by Division is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

      (v) Product Liability.

      Sellers do not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Division.

      (w) Employees.

            (i) With respect to the business of Division:

                  (A)   there  is  no   collective   bargaining   agreement   or
relationship with any labor organization;

                  (B) to the Knowledge of Sellers, no executive or manager of Division (1) has any present intention to terminate his or her employment, or
(2) is a party to any confidentiality, non-competition, proprietary rights or other such agreement between such employee and any Person besides Sellers that would be material to the performance of such employee's employment duties, or the ability of Sellers or Buyer to conduct the business of Division;

                  (C) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

                  (D) to the Knowledge of Sellers, no union organizing or decertification efforts are underway or threatened and no other question concerning representation exists;

                  (E) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, to the Knowledge of Sellers, threatened;

                  (F) there is no workman's compensation liability, experience or matter that would reasonably be expected to have a Material Adverse Effect;

                  (G) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or, to Sellers' Knowledge, threatened in any forum, relating to an alleged violation or breach by Sellers (or their officers or directors) of any law, regulation or contract; and

                  (H) no employee or agent of Sellers has committed any act or omission giving rise to material liability for any violation or breach identified in subsection (G) above.

            (ii) Except as set forth in ss.3(w)(ii) of the Disclosure  Schedule,
(A) there are no employment contracts or severance agreements with any employees of Sellers engaged in the operation of Division, and (B) there are no written personnel policies, rules or procedures applicable to employees of Sellers engaged in the operation of Division.

            (iii) With respect to this transaction, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing Date will be, satisfied. Sellers have not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation or ordinance, and no such action will be implemented without advance notification to Buyer.

            (iv) Buyer will not have as a consequence of any transaction contemplated by the Transaction Agreements, any liability or obligation with respect to or under any agreement between either of Sellers and any employee.

      (x) Employee Benefit Plans.

            (i) ss.3(x)(i) of the Disclosure Schedule lists each Employee Benefit Plan that Sellers maintain, to which Sellers contribute or have any obligation to contribute, or with respect to which Sellers have any Liability. Sellers have not, nor has any Subsidiary or Affiliate of Parent, been parties to a multi-employer defined benefit plan within the meaning of ERISA.

                  (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (B) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by Sellers or an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

                  (C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Sellers. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                  (D) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan. All such Employee Benefit Plans have been or will be timely amended for the requirements of the Tax legislation commonly known as "GUST" and "EGTRRA" and have been or will be submitted to the Internal Revenue Service for a favorable determination letter on the GUST requirements within the remedial amendment period prescribed by GUST.

                  (E) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by Sellers or an ERISA Affiliate. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Sellers' Knowledge, threatened.

                  (F) Sellers have delivered or made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements that implement each such Employee Benefit Plan.

            (ii) Buyer will not have as a consequence of any transaction contemplated by the Transaction Agreements, any liability or obligation with respect to or under any Employee Benefit Plan.

      (y) Guaranties.

      Neither of Sellers is a guarantor or otherwise is liable for any Liability (including indebtedness) of any other Person.

      (z) Environmental, Health, and Safety Matters.

            (i)  Each  of  Sellers,   and  their  respective   predecessors  and
Affiliates has complied and is in material compliance with all Environmental, Health, and Safety Requirements.

            (ii) Without limiting the generality of the foregoing, each of Sellers and their respective Affiliates has obtained and materially complied with, and is in material compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth in ss.3(z)(ii) of the Disclosure Schedule.

            (iii) Neither Sellers nor their respective predecessors or Affiliates have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

            (iv) None of the following exists at any property or facility owned or operated by Sellers: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

            (v) Neither Sellers nor their respective predecessors or Affiliates have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future Liabilities, including any Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney's fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental, Health, and Safety Requirements.

            (vi) Neither this Agreement nor the consummation of the transactions that are subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

            (vii) Neither  Sellers nor any of their  respective  predecessors or
Affiliates have designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and none of such entities is or will become subject to any Asbestos Liabilities.

            (viii) Neither Sellers nor any of their respective predecessors or Affiliates have assumed or otherwise become subject to, any Liability including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

            (ix) To Sellers' Knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of Sellers or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any Liability relating to on-site or off-site releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

            (x)  Sellers  have   furnished  or  made   available  to  Buyer  all
environmental audits, reports and other material environmental documents relating to their or their respective predecessors' or Affiliates' past or current properties, facilities, or operations that are in their possession or under their reasonable control.

      (aa) Certain Business Relationships.

      Other than this Agreement and the limited partnership agreement of Target, none of Parent's stockholders, Subsidiaries of Parent, directors and officers of Sellers or any Subsidiaries of Parent, or any of their Affiliates has been involved in any business arrangement or relationship with Sellers or any Subsidiary of Parent within the past 12 months, and other than Target, none of Parent's stockholders, Subsidiaries of Parent, directors and officers of Sellers or any Subsidiaries of Parent, or any of their Affiliates own any asset, tangible or intangible, that is used in the business of Division as currently conducted or as currently proposed to be conducted.

      (bb) Customers and Suppliers.

      Since the date of the Most Recent Balance Sheet, no material supplier of Division has indicated that it shall stop, or decrease the rate of, supplying materials, products or services to Division, and no customer of Division has indicated that it shall stop, or decrease the rate of, buying materials, products or services from Division.

SS.4. BUYER'S REPRESENTATIONS AND WARRANTIES.

      Buyer represents and warrants to Sellers that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4).

      (a) Organization of Buyer.

      Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      (b) Authorization of Transaction.

      Buyer has full power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party and to perform its obligations thereunder. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or any third party in order to enter into the Transaction Agreements or to consummate the transactions contemplated thereunder. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Buyer. Each of the Transaction Agreements have been, or will be, duly executed and delivered by Buyer and constitute, or will constitute when executed and delivered, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

      (c) Non-contravention.

      Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or its certificate of limited partnership or its limited partnership agreement, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets are subject. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

      (d) Brokers' Fees.

      There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement.

SS.5. PRE-CLOSING COVENANTS.

      The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

      (a) General.

      Each of the Parties will use, and will cause each of their respective Subsidiaries to use, their best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in ss.7 below).

      (b) Notices and Consents.

      Sellers shall give any notices to third-parties, and Sellers shall use their best efforts to obtain any third party consents that Buyer may request in connection with the matters referred to in ss.3(c) above. Each of the Parties shall give any notices to, make any filings with, and use their best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.

      (c) Operation of Business.

      Other than the termination of the Employment Agreements, Sellers shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Sellers shall not otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.3(h) above.

      (d) Preservation of Business.

      Sellers shall, and shall cause Division to, keep their business and properties substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access.

      Sellers shall permit representatives of Buyer to have full access at all reasonable times upon reasonable notice, and in a manner so as not to interfere with the normal business operations of Sellers, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of Sellers.

      (f) Notice of Developments.

      Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity.

            (i) Neither of Sellers shall, nor shall any of their officers, directors, employees, partners, stockholders, Affiliates, Subsidiaries, investment bankers, attorneys, accountants, consultants or other agents or advisors (the "Representatives"), directly or indirectly, (A) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (B) enter into or participate in any discussions or negotiations with, furnish any information relating to Sellers or Division or afford access to the business, properties, assets, books or records of Sellers or Division or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an Acquisition Proposal, (C) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Sellers or any Subsidiary of Parent or (D) enter into any agreement with respect to an Acquisition Proposal.

            (ii) Notwithstanding ss.5(g)(i) above and subject to ss.5(g)(iv) below, if Sellers and the Representatives have not breached or violated any provision of this ss.5(g), the board of directors of Parent, directly or indirectly through the Representatives, may engage in negotiations or discussions with any Third Party that, without prior solicitation by or negotiation with Parent, has made a Superior Proposal and furnish to such Third Party nonpublic information relating to Parent or any of its Subsidiaries pursuant to a confidentiality agreement (a copy of such confidentiality agreement being provided for informational purposes only to Buyer); provided that Buyer shall be furnished with such nonpublic information prior to or simultaneously with the furnishing thereof to such Third Party (to the extent such nonpublic information has not been previously furnished by Sellers to Buyer). Following receipt of such Superior Proposal, Parent's board of directors may fail to make, withdraw or modify in a manner adverse to Buyer its recommendation to its stockholders referred to in ss.5(i)(i) below, submit such Superior Proposal to a vote of its stockholders, and/or take any non-appealable, final action that any court of competent jurisdiction orders Parent to take, but in each case referred to in the foregoing subsections (A) through (D) of ss.5(g)(i) above only if a majority of the Non-Affiliated Directors determine in good faith, after considering written advice of the outside legal counsel and financial advisor to Parent's board of directors that the board must take such action to comply with its fiduciary duties under applicable law. Nothing contained herein shall prevent Parent's board of directors from complying with Rule 14e-2(a) or Rule 14d-9 under the Securities Exchange Act with regard to an Acquisition Proposal or from making other disclosures to Parent's stockholders if required under applicable law; provided, however, that any such actions shall comply with the other requirements of this ss.5(g).

            (iii) Parent's board of directors shall not take any of the actions referred to in subsections (A) through (D) of ss.5(g)(i) above unless Parent shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action, and Parent shall continue to keep Buyer informed, on a current basis, with respect to such Superior Proposal after taking such action. In addition, Parent shall notify Buyer promptly (but in no event later than 24 hours) after receipt by Parent (or any of its Representatives) of any Acquisition Proposal, any indication that a third party is considering making an Acquisition Proposal or of any request for information relating to Parent or any of its Subsidiaries or for access to the business, properties, assets, books or records of Parent or any of its Subsidiaries by any third party that may be considering making, or has made, an Acquisition Proposal. Parent shall provide such notice orally and within one (1) business day in writing and shall identify the third party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. Parent shall provide within one (1) business day of receipt a copy of any documentation of the terms of any such inquiry, proposal or offer, and thereafter shall keep Buyer informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including by delivering any further documentation of the type referred to above). Parent shall, and shall cause the Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use all reasonable efforts to cause any such third party (or its agents or advisors) in possession of confidential information about Parent or its Subsidiaries to return or destroy all such information.

            (iv) In the event Parent receives a Superior Proposal, Parent and its board of directors shall not take any actions referred to under ss.5(g)(ii) above until Parent has negotiated in good faith with Buyer with respect to the terms of the transactions contemplated by this Agreement for a period of 10 business days from the date Buyer receives written notice of all material terms and conditions of the Superior Proposal (including any documents related thereto) as set forth in ss.5(g)(iii) above. In the event Parent subsequently receives any amendments or changes to such Superior Proposal, Parent and its board of directors shall not take any actions referred to under ss.5(g)(ii) above until Parent has negotiated in good faith with Buyer with respect to the terms of the transactions contemplated by this Agreement for a period of 10 business days from the date Buyer receives written notice of all material terms and conditions of such original Superior Proposal, as amended or changed (including any documents related thereto) as set forth in ss.5(g)(iii) above and such written notice shall specify if Parent and its board of directors intend to take any actions referred to under ss.5(g)(ii) above.

      (h) Maintenance of Acquired Assets.

      Sellers shall maintain the Acquired Assets in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted.

            (i) Parent Stockholders Meeting

            (i) Parent shall cause a meeting of its stockholders (the "Parent Stockholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of (A) this Agreement and the transactions contemplated hereby, (B) an amendment to Parent's certificate of incorporation to change Parent's name such that it does not contain the terms "Tidel" or "Sentinel" or any derivations thereof (the
"Amendment") and (C) any motion for adjournment or postponement of the Parent Stockholder Meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of this Agreement and the transactions contemplated hereby and the Amendment (the "Motion"). Subject to ss.5(g)(ii) above, the board of directors of Parent shall recommend approval and adoption of the items set forth in subsections (A), (B) and (C) of this ss.5(i)(i). The only matters on the ballot at the Parent Stockholders Meeting shall be the matters set forth above in subsections (A), (B) and (C) of this ss.5(i)(i). In connection with the Parent Stockholders Meeting, Parent shall Error! Bookmark not defined. promptly prepare and file with the SEC, use its commercially reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable, the Parent Proxy Statement and all other proxy materials for such meeting, Error! Bookmark not defined. use its commercially reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and the Amendment, (3) otherwise comply with all legal requirements applicable to such meeting, and (4) hire MacKenzie Partners, Inc., or another proxy solicitor of equivalent stature, to assist Parent in the solicitation of votes and proxies for the Parent Stockholder Meeting.

            (ii) Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement shall be terminated in accordance with ss.8 hereof, and in accordance with the applicable provisions of the law of the State of Delaware, (A) Parent shall be obligated to call, give notice of and hold the Parent Stockholders Meeting regardless of the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or of any failure to make, withdrawal or modification by Parent's board of directors of its recommendation as required by ss.5(i)(i) above and (B) subject to ss.5(g) above, Parent shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so.

            (iii) The Parent Proxy Statement and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Exchange Act. At the time the Parent Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Parent, and at the time such stockholders vote on the approval and adoption of this Agreement and the transactions contemplated hereby, the Amendment and the Motion, and at the Closing, the Parent Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The covenants contained in this subsection will not apply to statements or omissions included in the Parent Proxy Statement based upon information furnished to Parent in writing by Buyer specifically for use therein.

      (j) Name Change.

      Parent shall change its name and shall cause Tidel Cash Systems, Inc., Tidel Services, Inc. and Target to change their respective names such that their respective names do not contain the terms "Tidel" or "Sentinel" or any derivations thereof. Parent and its subsidiaries shall amend any authorization to conduct business as foreign entity in any jurisdiction and any assumed names to reflect the foregoing name changes.

      (k) Perfection of Ownership of Intellectual Property.

      Sellers shall take all necessary and advisable actions to perfect Sellers' chain of title and sole ownership of all rights, title and interests, free and clear of all interests of third parties and Liens, in all Intellectual Property, including (i) obtaining and recording with the United States Patent and
Trademark Office or other similar agencies in foreign jurisdictions (collectively, "Patent Agencies") any necessary and advisable assignments from any inventors or prior owners of any Intellectual Property and (ii) recording the change of ownership with any applicable Patent Agencies of any Intellectual Property to Target.

      (l) Maintenance of Leased Real Property.

      Sellers will maintain the Leased Real Property, including all of the Improvements, in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Leased Real Property or any portion thereof, without the prior written consent of Buyer.

      (m) Leases.

      Sellers will not amend, modify, extend, renew or terminate any Lease or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property without the prior written consent of Buyer.

      (n) Claim.

      Sellers shall take all actions that a reasonably prudent person would undertake with respect to the CSS Claim and shall diligently defend the CSS Claim; provided, however, that any material actions with respect to the CSS Claim shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld.

SS.6. POST-CLOSING COVENANTS.

      The Parties  agree as follows  with  respect to the period  following  the
Closing:

      (a) General.

      In case at any time after the Closing any further actions are necessary or desirable to carry out the purposes of the Transaction Agreements, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as another Party may reasonably request, all at the sole cost and expense of the requesting Party. Sellers shall not, and Parent shall cause its Subsidiaries not to, use the term "Tidel" or "Sentinel" or any derivations thereof as part of their respective names. Sellers acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Division.

      (b) Litigation Support.

      In the event and for so long as any Party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) the transactions contemplated under the Transaction Agreements, (ii) the CSS Claim, or (iii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Sellers, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

      (c) Transition.

      Sellers shall not, nor shall any of Parent's Subsidiaries or any of their officers and directors, take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, vendor or other business associate of Division from maintaining the same business relationships with Buyer after the Closing as it maintained with Division prior to the Closing. Sellers shall refer all customer inquiries relating to Division to Buyer from and after the Closing. After the Closing, Sellers shall direct any inquiries regarding payment of any accounts receivable that were included in the Acquired Assets to Buyer and shall immediately remit any amounts received by Sellers in payment of such accounts receivable to Buyers by in cash by wire transfer or other immediately available funds.

      (d) Confidentiality.

      Sellers shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in its possession. In the event either of Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this ss.6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Sellers may disclose the Confidential Information to the tribunal; provided, however, that Sellers shall use their best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

      (e) Covenant Not to Compete or Solicit.

      For a period of five years from and after the Closing Date, Sellers shall not, nor allow any of their Subsidiaries to, engage directly or indirectly in any business that Division conducts as of the Closing Date; provided, however, that no owner of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in its business. For a period of five years from and after the Closing Date, Sellers shall not, nor allow any of their Subsidiaries, to solicit any employee of Buyer to leave the employment of Buyer or solicit any customer or potential customer of Buyer to cease or reduce its business with Buyer; provided, however, that no owner of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall be deemed to be soliciting any employees, customers or potential customers of Buyer solely by reason thereof. If the final judgment of a court of competent jurisdiction declares that any term or provision of this ss.6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      (f) Defense of CSS Claim.

            (i) Buyer shall undertake, and shall have the sole right to direct on behalf of itself and Sellers, the defense of the CSS Claim for Sellers with counsel of its choice.

            (ii) Sellers shall not take any action, consent to the entry of any judgment or enter into any settlement with respect to the CSS Claim without the prior written consent of Buyer.

            (iii) In the event Sellers shall incur any Adverse  Consequences  in connection with the CSS Claim subsequent to the Closing Date, then Buyer shall indemnify Sellers from and against the entirety of any such Adverse Consequences; provided, however, that Buyer shall not be obligated to indemnify Seller for any Adverse Consequences incurred as a result of the breach of this Agreement or the negligent action or inaction of Sellers.

      (g) Indemnification.

            (i) Parent agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of Parent and its Subsidiaries (the "Parent Indemnified Parties") as provided in their respective charter documents, bylaws, certificate of limited partnership or limited partnership agreement as in effect on the date of this Agreement shall continue in full force and effect for a period of six (6) years from and after the Closing Date (the "Indemnity Period"); provided, however, that, in the event any claim or claims are asserted or made within the Indemnity Period, all rights to indemnification in respect of any such claim or claims shall continue to final and non-appealable disposition of any and all such claims. Any determination required to be made with respect to whether the Parent Indemnified Party's conduct complies with the standards set forth in such charter documents, bylaws , certificate of limited partnership or limited partnership agreement or otherwise shall be made by independent counsel selected by the Parent Indemnified Parties, which counsel shall be reasonably satisfactory to Parent (whose fees and expenses shall be paid by Parent), which such determination shall be final and binding on the parties thereto.

            (ii) During the Indemnity Period, Parent shall indemnify and hold harmless the Parent Indemnified Parties in respect of acts or omissions occurring at or prior to the Closing to the fullest extent permitted by Delaware law or any other applicable laws or provided under Parent's and its Subsidiaries' charter, bylaws, certificate of limited partnership or limited partnership agreement in effect on the date of this Agreement; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

            (iii) If Parent or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this ss.6(g).

            (iv) The rights of each Parent Indemnified Party under this ss.6(g) shall be in addition to any rights such Person may have under the charter, bylaws, certificate of limited partnership or limited partnership agreement of Parent or any of its Subsidiaries, or under Delaware law or any other applicable laws or under any agreement of any Parent Indemnified Party with Parent or any of its Subsidiaries. These rights shall survive consummation of the transactions contemplated by this Agreement and are intended to benefit, and shall be enforceable by, each Parent Indemnified Party.

      (h) Directors' and Officers' Insurance.

      During the Indemnity Period, Parent shall maintain in effect directors' and officers' and fiduciaries' liability insurance covering the officers and directors of Parent and its Subsidiaries as of the date of this Agreement on comparable terms and conditions and with comparable insurance coverage as is then in effect for the current officers and directors of Parent and its Subsidiaries. Parent agrees that if Parent is dissolved or ceases to exist for any reason prior to the termination of the Indemnity Period, prior to such dissolution or cessation Parent shall extend Parent's then in effect directors' and officers' and fiduciaries' liability insurance policy on commercially reasonable terms and conditions and with insurance coverage as comparable as possible with the insurance policy then in effect for the current officers and directors of Parent and Subsidiaries, and such extension shall provide such insurance coverage to all directors and officers of Parent as of the date of this Agreement. Parent shall prepay all premiums in connection with such extension. These rights shall survive consummation of the transactions contemplated by this Agreement and are intended to benefit, and shall be enforceable by, each Parent Indemnified Party.

      (i) Employee Non-competition and Confidentiality Agreements.

      Sellers agree that any and all non-competition and confidentiality agreements between Sellers and their Affiliates on the one hand and employees of Sellers and their Affiliates on the other hand shall be null and void and of no further force and effect with respect to such employees who become employees of Buyer and its Affiliates.

SS.7. CONDITIONS TO OBLIGATION TO CLOSE.

      (a) Conditions to Buyer's Obligation.

      Buyer's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

            (ii) Sellers shall have performed and complied with all of the covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Sellers shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

            (iii)   Sellers  and  Division   shall  have  procured  all  of  the
third-party consents specified in ss.5(b) above;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Buyer to own the Acquired Assets and to operate the former business of Division, or (D) have a Material Adverse Effect;

            (v) there shall not have been, or the occurrence of any events which could reasonably be expect to have, a Material Adverse Effect;

            (vi) there shall not have been, or the occurrence of any events which could reasonably be expected to have, an adverse change or impact with respect to Sellers or Buyer in connection with the CSS Claim;

            (vii) this Agreement and the transactions contemplated hereby and the Amendment shall have been approved and adopted by the stockholders of Parent in accordance with the laws of the State of Delaware (the "Stockholder Approval");

            (viii) Sellers shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(vii) is satisfied in all respects;

            (vix) Sellers shall have executed and delivered the Assignments in substantially the forms attached hereto as Exhibit A to Buyer;

            (x) Buyer shall have received from counsel to Sellers an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to Buyer and on which Buyer's lenders shall be entitled to rely, and dated as of the Closing Date;

            (xi) Sellers shall have provided to Buyer evidence of the release of the following Liens, such evidence to be satisfactory to Buyer in its sole discretion: (A) Lien of Laurus Master Fund Ltd. on all of the assets of Sellers, Tidel Cash Systems, Inc. and Tidel Services, Inc. filed with the Secretary of State of the State of Delaware; (B) state tax Lien on Parent filed with the Clerk of Harris County, Texas; (C) Lien of Wallis State Bank on all accounts, inventory, equipment, intangibles, cash, cash equivalents and other property of Sellers and Tidel Cash Systems, Inc. filed with the Secretary of State of the State of Delaware; (D) Lien of JP Morgan Chase Bank on all accounts, inventory, equipment, intangibles, cash, cash equivalents and other property of Sellers filed with the Clerk of Harris County, Texas; and (E) Lien of Chase Bank of
Texas on all accounts, inventory, equipment, intangibles, cash and other property of Tidel Cash Systems, Inc. filed with the Clerk of Dallas County, Texas;

            (xii) Sellers shall have provided to Buyer evidence of the release, such evidence to be satisfactory to Buyer in its sole discretion, of all liens recorded at the United States Patent and Trademark Office on any Intellectual Property, including, but not limited to the liens held by Saudi International Bank, Al-Bank Al-Saudi Al-Alami Limited; Wallis State Bank; The Frost National Bank d/b/a Creekwood Capital Group; and Creekwood Capital Corporation;

            (xiii) Sellers shall have provided to Buyer evidence of assignments perfecting Sellers' sole ownership of all rights, title and interests, free and clear of all interests of third parties and Liens, in all Intellectual Property, such evidence to be satisfactory to Buyer in its sole discretion, including (A) evidence of recordation with Patent Agencies of any necessary and advisable assignments from any inventors or prior owners of any Intellectual Property
(including without limitation all patent applications included in the Intellectual Property) and (B) evidence of the recordation with any applicable Patent Agencies of the change of ownership of any Intellectual Property to Target;

            (xiv) Parent, Target, Tidel Cash Systems, Inc. and Tidel Services, Inc. shall have changed their respective names such that they do not contain the terms "Tidel" or "Sentinel" or any derivations thereof and shall have provided to Buyer evidence thereof reasonably satisfactory to Buyer; and further shall have amended any authorizations to conduct business as foreign entity in any jurisdiction and any assumed names to reflect the foregoing and provided to Buyer evidence thereof reasonably satisfactory to Buyer;

            (xv) Sellers shall have terminated the Employment Agreements on terms reasonably satisfactory to Buyer;

            (xvi) all actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer;

            (xvii) Sellers shall deliver to Buyer a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code ss.1445 stating that neither of Sellers are a "foreign person" as defined in Code ss.1445; and

            (xviii) Sellers shall have delivered to Buyer a certificate of the secretary or an assistant secretary of each of Sellers, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (A) no amendments to the certificate of incorporation and bylaws of Parent or the certificate of limited partnership and limited partnership agreement of Target since the date of this Agreement; (B) the resolutions of the board of directors (or other authorizing body) (or a duly authorized committee thereof) of Sellers authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; (C) incumbency and signatures of the officers of Sellers executing this Agreement or any other agreement contemplated by this Agreement; and (D) the requisite number of votes of the Parent's stockholders approved and adopted this Agreement, the transactions contemplated by this Agreement and the Amendment at the Parent Stockholders Meeting.

Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Sellers' Obligation.

      Sellers' obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

            (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Buyer shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

            (v) Buyer shall have delivered to Sellers a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iii) is satisfied in all respects;

            (vi) the Stockholder Approval shall have been obtained; and

            (vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

      Sellers may waive any condition specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

SS.8. SURVIVAL AND TERMINATION.

      (a) Survival of Representations and Warranties.

      None of the representations and warranties of Buyer and Sellers contained in this Agreement shall survive the Closing.

      (b) Termination of Agreement.

      Subject to ss.9(k) below, certain of the Parties may terminate this Agreement as provided below:

            (i) Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (A) subject to ss.8(b)(iv) and
ss.8(b)(v) below, in the event either of Sellers have breached any representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the date that is the eight month anniversary of the date of this Agreement (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

            (iii) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Sellers have notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before the date that is the eight month anniversary of the date of this Agreement (unless the failure results primarily from Sellers breaching any representation, warranty, or covenant contained in this Agreement);

            (iv) Buyer may terminate this Agreement by giving written notice to Sellers if Sellers breach their obligations under ss.5(g) or ss.5(i) above; or

            (v) Buyer may terminate this Agreement by giving written notice to Sellers if a majority of the Non-Affiliated Directors shall have failed to make or have withdrawn, or modified in a manner adverse to Buyer, their approval or recommendation of this Agreement or the transactions contemplated hereby, or shall have failed to reaffirm their approval or recommendation of this Agreement or the transactions contemplated hereby within five (5) business days after a request by Buyer to do so, or shall have approved or recommended an alternative Acquisition Proposal.

      (c) Effect of Termination.

      If any Party terminates this Agreement pursuant to ss.8(b) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability of any Party then in breach and as set forth in ss.9(k) below). The provisions of this ss.8(c), ss.6(g), ss.6(h) and ss.9 shall survive any termination of this Agreement pursuant to this ss.8.

SS.9. MISCELLANEOUS.

      (a) Press Releases and Public Announcements.

      No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

      (b) No Third-Party Beneficiaries.

      Except as provided in ss.6(g) and ss.6(h) above, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (c) Entire Agreement.

      This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      (d) Succession and Assignment.

      This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No
Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), or (iii) assign its rights and benefits under this Agreement to its lender as collateral for such its obligations to such lender and Sellers agree to execute a consent and agreement to such assignment in a form reasonably satisfactory to Sellers.

      (e) Counterparts.

      This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (f) Headings.

      The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices.

      All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

      If to Sellers:

      Tidel Technologies, Inc.
      2900 Wilcrest Drive, Suite 205
      Houston, Texas  77042
      Facsimile Number:
      Attn:  Chief Executive Officer

      Copy to:

      Olshan Grundman Frome Rosenzweig & Wolosky LLP
      Park Avenue Tower
      65 East 55th Street
      New York, New York 10022
      Facsimile Number: (212) 451-2222
      Attention: Adam Finerman, Esq.

      If to Buyer:

      Sentinel Operating, L.P.
      c/o LLG, LLC
      9423 Desert Willow Road
      Highlands Ranch, Colorado  80129
      Attn:  Chief Financial Officer

      Copy to:

      Hensley Kim & Edgington, LLC
      1660 Lincoln Street, Suite 3050
      Denver, Colorado 80264
      Facsimile Number: (720) 377-0777
      Attention:  John P.J. Kim, Esq.
      Darren R. Hensley Esq.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (h) Governing Law.

      This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (i) Amendments and Waivers.

      No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. Parent may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after Parent's stockholders have approved this Agreement will be subject to the restrictions contained in the applicable provisions of the laws of the State of Delaware. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, or breach of warranty or covenant.

      (j) Severability.

      Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Expenses.

            (i) Except as otherwise provided herein, each of Buyer and Sellers shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Sellers when due, and Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

            (ii) If a Parent Payment Event occurs, Parent shall pay $400,000 to Buyer (by wire transfer of immediately available funds) no later than two (2) business days after the occurrence of such Parent Payment Event. Nothing contained in this ss.9(k)(ii) shall limit or preclude Buyer from pursuing any other available remedies it may have against Sellers.

            (iii) Sellers acknowledge that the agreement contained in ss.9(k)(ii) above is an integral part of the transactions contemplated by this Agreement and that, without this agreement, Buyer would not enter into this Agreement. Accordingly, if Sellers fail to promptly pay the amount due pursuant to ss.9(k)(ii) above, Sellers shall also pay any costs and expenses incurred by Buyer in connection with a legal action to enforce this Agreement that results in a judgment against a Seller for such amount; provided, however, that if such legal action results in a judgment that neither Seller owes Buyer such amount, Buyer shall pay any costs and expenses incurred by Seller in connection with the defense of such legal action.

      (l) Construction.

      The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) Incorporation of Exhibits and Schedules.

      The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Specific Performance.

      Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the business of Division is unique and recognize and affirm that in the event Sellers breach this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

      (o) Submission to Jurisdiction.

      Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Texas in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in ss.9(g) above. Nothing in this ss.9(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

      (p) Tax Matters.

            (i) Sellers shall be responsible for the preparation and filing of all Tax Returns for Sellers for all periods as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for Sellers that include the operations of Division for any period ending on or before the Closing Date). Sellers shall make all payments required with respect to any such Tax Return.

            (ii) Buyer and Sellers agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Rev. Proc. 2004-53 with respect to wage reporting.

      (q) Tax Disclosure Authorization.

      Notwithstanding anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation of any kind, the transaction's tax treatment and tax structure (as such terms are used in Code ss.ss.6011 and 6112 and regulations thereunder) contemplated by this agreement and all materials of any kind (including opinions or other tax analyses) provided to such Party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws; provided, however, that such disclosure may not be made until the earlier of date of (A) public announcement of discussions relating to the transaction, (B) public announcement of the transaction, or (C) execution of an agreement to enter into the transaction. This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the transaction's tax treatment or tax structure, (B) the identities of participants or potential participants, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction's tax treatment or tax structure), or
(E) any other term or detail not relevant to the transaction's tax treatment or the tax structure.


                                     * * * *

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



                                        SENTINEL OPERATING, L.P.

                                        By:   Sentinel Cash Systems, L.L.C.
                                        Its:  General Partner


                                        By:
                                           -------------------------------------
                                              Raymond P. Landry
                                              President


                                        TIDEL TECHNOLOGIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        TIDEL ENGINEERING, L.P.


                                        By:   Tidel Cash Systems, Inc.
                                        Its:  Managing General Partner


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                              Forms of Assignments

                                    EXHIBIT B

                       Form of Opinion of Sellers' Counsel

                               DISCLOSURE SCHEDULE

              Exceptions to Sellers' Representations and Warranties







                                       52